UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2015

ATRM Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-22166	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Echo Lake Avenue, Suite 300, Mahtomedi, Minnesota	55115
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-1800

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2015, ATRM Holdings, Inc. (the “Company”) and KBS Builders, Inc., a wholly-owned subsidiary of the Company, entered into an agreement (the “Settlement Agreement”) with Modular Fun I, Inc. (f/k/a KBS Building Systems, Inc.), Modular Fun III, LLC (f/k/a Maine Modular Haulers, LLC), Modular Fun II, LLC (f/k/a All-Set, LLC (d/b/a KBS Homes)), Paris Holdings, LLC (collectively, the “Sellers”), and Robert H. Farnham, Jr. (the “Principal”). The Settlement Agreement is related to that certain Asset Purchase Agreement, dated as of April 2, 2014 (the “Purchase Agreement”), by and among the same parties, pursuant to which the Company acquired the modular housing business now operated by its subsidiaries KBS Builders, Inc. and Maine Modular Haulers, Inc. (collectively referred to as “KBS”) for a combination of cash and an unsecured promissory note in the principal amount of $5.5 million (the “Seller Note”). The Settlement Agreement provides, among other things, for the following: (i) the amendment and restatement of the Seller Note to (a) reduce the principal amount thereof from $5.5 million to $2.5 million, (b) forgive all accrued and unpaid interest under the Seller Note, (c) provide that the new principal amount will be payable in $100,000 increments on the first business day of each month for the 25 months beginning July 1, 2015, and (d) provide that the new note (the “New Seller Note”) will not accrue interest, except if it is in default; (ii) the Company withdraws indemnification and other claims made against the Sellers and the Principal under the Purchase Agreement; and (iii) certain other agreements and mutual releases among the parties.

The New Seller Note may be prepaid, in whole or in part, at any time, without premium or penalty, and the New Seller Note provides for customary events of default, the occurrence of any of which may result in the principal and accrued and unpaid interest then outstanding becoming immediately due and payable.

The Company believes the reduction in its outstanding debt under the New Seller Note (after adjustment for imputed interest) and the forgiveness of accrued and unpaid interest under the Seller Note will be recorded as a pretax gain of approximately $3.7 million in its quarter ended June 30, 2015.

The foregoing descriptions of the Settlement Agreement and the New Seller Note are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the New Seller Note is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On June 29, 2015, the Company issued a press release announcing its entry into the Settlement Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Promissory Note, dated June 26, 2015, made by KBS Builders, Inc. for the benefit of Modular Fun I, Inc. (f/k/a KBS Building Systems, Inc.).

10.1	Agreement, dated as of June 26, 2015, by and among ATRM Holdings, Inc. (f/k/a Aetrium Incorporated), KBS Builders, Inc., Modular Fun I, Inc. (f/k/a KBS Building Systems, Inc.), Modular Fun III, LLC (f/k/a Maine Modular Haulers, LLC), Modular Fun II, LLC (f/k/a All-Set, LLC (d/b/a KBS Homes)), Paris Holdings, LLC, and Robert H. Farnham, Jr.

99.1	Press Release, dated June 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM Holdings, Inc.

Dated: June 29, 2015	By:	/s/ Paul H. Askegaard
	Name:	Paul H. Askegaard
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Promissory Note, dated June 26, 2015, made by KBS Builders, Inc. for the benefit of Modular Fun I, Inc. (f/k/a KBS Building Systems, Inc.).

10.1	Agreement, dated as of June 26, 2015, by and among ATRM Holdings, Inc. (f/k/a Aetrium Incorporated), KBS Builders, Inc., Modular Fun I, Inc. (f/k/a KBS Building Systems, Inc.), Modular Fun III, LLC (f/k/a Maine Modular Haulers, LLC), Modular Fun II, LLC (f/k/a All-Set, LLC (d/b/a KBS Homes)), Paris Holdings, LLC, and Robert H. Farnham, Jr.

99.1	Press Release, dated June 29, 2015.